UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 2, 2005

MARITRANS INC.

(Exact name of registrant specified in its charter)

Delaware	1-9063	51-0343903

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Harbour Place
302 Knights Run Avenue, Suite 1200
Tampa, Florida		33602

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(813) 209-0600

Not applicable.

(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On November 2, 2005, the board of directors (the “Board of Directors”) of Maritrans Inc. (the “Company”) approved the Maritrans Inc. Annual Incentive Plan (the “Plan”). The Plan will be effective as of January 1, 2006. For tax purposes, the Plan will be submitted to the Company’s stockholders for their approval. If that approval is not obtained, any grants made to Tier 1 Officers (as defined in the Plan) will be voided and no future grants will be made to such persons under the Plan. Such approval will not otherwise affect the Plan or grants to persons other than Tier 1 Officers. The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     The Plan will be administered by the compensation committee of the Board of Directors (the “Compensation Committee”), but may be amended or terminated by the Compensation Committee at any time. All of the employees of the Company, any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Internal Revenue Code of 1986, as amended) are eligible to participate in the Plan. The Compensation Committee will select the employees who will be eligible to participate in the Plan for each performance period. An employee will earn an award for a performance period based on the level of achievement of the performance goals established by the Compensation Committee for that period. The Compensation Committee will determine the amount of all annual awards to be granted under the Plan, which shall be a percentage of each participant’s base salary. The Compensation Committee has not yet determined the specific performance criteria or amount of performance awards for 2006. Payments of awards under the Plan will generally be made in a single lump sum payment on or before March 15 of the year following the end of the performance period in which such award was earned. The maximum award payable under the Plan for any performance period may not exceed $1,000,000.
     On November 2, 2005, the Compensation Committee approved the following payments to our executive officers (a) incentive payments under the Company’s Cash Long Term Incentive Plan (the “LTIP”) for the performance period ending December 31, 2005, and (b) discretionary bonuses to certain of our executive officers outside of the terms of the LTIP:

Executive Officer	LTIP Award Amount	Discretionary Bonus Amount
Walter T. Bromfield, Vice President, Secretary and Chief Financial Officer	$122,000	$64,000
Christopher J. Flanagan, Vice President, Engineering and Maintenance, Maritrans Operating Company L.P.	$75,000	$75,000
Rosalee R. Fortune, Vice President, Business Services, Maritrans Operating Company L.P.	$110,000	$60,000
Norman D. Gauslow, Vice President, Operations, Maritrans Operating Company L.P.	$55,000	$27,500
Stephen M. Hackett, Vice President, Chartering, Maritrans Operating Company L.P.	$159,000	$53,000
Matthew J. Yacavone, Vice President, Business Development, Maritrans Operating Company L.P.	$80,000	$40,000
Payments to Jonathan P. Whitworth, the Company’s Chief Executive Officer, are still being considered by the Compensation Committee and are expected to be approved in the near future.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Maritrans Inc. Annual Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARITRANS INC.

Date:	November 8, 2005	By:	/s/ Walter T. Bromfield

		Name:	Walter T. Bromfield
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Maritrans Inc. Annual Incentive Plan.